                                                                    EXHIBIT 99.1

PRESS RELEASE

                                            CONTACT:
(ALLIANCE RESOURCE                          Brian L. Cantrell
PARTNERS, L.P. LOGO)                        Alliance Resource Partners, L.P.
                                            1717 South Boulder Avenue, Suite 600
                                            Tulsa, Oklahoma 74119
                                            (918) 295-7673
FOR IMMEDIATE RELEASE

ALLIANCE RESOURCE PARTNERS, L.P.

Assistant Secretary of Labor for Mine Safety and Health Visits Dotiki Mine

Tulsa, Oklahoma, March 25, 2004 - Alliance Resource Partners, L.P. (NASDAQ:
ARLP) announced that Mr. David Lauriski, Assistant Secretary of Labor for Mine Safety and Health, visited its wholly-owned Webster County Coal, LLC subsidiary today to recognize the individuals responsible for the successful recovery of the Dotiki mine from an underground mine fire that originated on February 11, 2004. With the joint cooperation and involvement of representatives of the Mine Safety and Health Administration (MSHA), the Kentucky Department of Mines and Minerals (KDMM) and Webster County Coal, the Dotiki mine resumed production on March 8, 2004, after implementing state-of-the-art mine recovery plans to extinguish the mine fire. (See ARLP Press Release, dated March 8, 2004).

"MSHA's Mine Emergency Response Team quickly reacted to our request for assistance in addressing the mine fire and provided expert analysis that was critical to the success of the mine recovery efforts. Webster County Coal worked closely with MSHA and KDMM personnel to plan and implement a state-of-the-art mine recovery," said Charlie Wesley, Alliance's Senior Vice President - Operations. Mr. Wesley added, "Initial estimates indicated the mine could remain sealed for a period of several months to up to one year. However, due to the unprecedented success of the mine recovery efforts, the Dotiki mine resumed production only twenty-eight days after the fire incident occurred."

The jointly developed recovery plans used remote sensing techniques to ascertain the extent of the fire damage and to monitor mine atmospheric conditions. Eighteen underground barriers or seals were pumped through bore holes from the surface to establish a perimeter around the fire. In concert, inert gases (carbon dioxide and nitrogen) were injected into the fire zone to stabilize the mine atmosphere. Once the remote seal construction was completed and the mine atmosphere behind the seals was rendered inert (without oxygen), mine rescue personnel from MSHA, KDMM, and Alliance's White County Coal, LLC, Gibson County Coal, LLC, and Warrior Coal, LLC subsidiaries entered the mine, restored ventilation and constructed thirty-two permanent seals effectively extinguishing the mine fire and totally isolating the affected area of the mine behind these seals.

"We are honored by today's visit from Mr. Lauriski," said Joseph W. Craft III, Alliance's President and CEO. "The Alliance organization is committed to continuing work with MSHA's Technical Support Department to refine the mine recovery methods used at the Dotiki mine in order to benefit the entire coal industry. As a result of the cooperative efforts of and teamwork

                                     -MORE-
between MSHA, KDMM, and Webster County Coal as well as all the others who supported the mine recovery efforts, we achieved mine recovery results never before seen in the coal mining industry. Even though the Dotiki mine returned to production in record time, we are particularly grateful that this occurred without injury to anyone involved in the around-the-clock firefighting and mine recovery operation. We appreciate Mr. Lauriski's acknowledgement of the heroic teamwork of hundreds of individuals who were responsible for this extraordinary safety achievement. In addition to MSHA, KDMM, and our affiliated operations, all of which were instrumental in the firefighting recovery efforts, we are also grateful for the support provided by our local communities, landowners, customers, and suppliers during the difficult times these past several weeks," stated Mr. Craft.

The Dotiki mine is an underground mining complex that employs approximately 360 workers. The mine produces low moisture, high sulfur coal from the Kentucky No. 9 coal seam utilizing continuous mining units and room-and-pillar techniques. Production for the mine during 2003 averaged approximately 407,000 tons per month.

The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release. At the end of this release, we have included more information regarding the business risks that could affect our results.

Alliance Resource Partners is the nation's only publicly traded master limited partnership involved in the production and marketing of coal. Alliance Resource Partners currently operates mining complexes in Illinois, Indiana, Kentucky and Maryland.

FORWARD-LOOKING STATEMENTS: WITH THE EXCEPTION OF HISTORICAL MATTERS, ANY MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM PROJECTED RESULTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: COMPETITION IN COAL MARKETS AND OUR ABILITY TO RESPOND TO THE COMPETITION; FLUCTUATION IN COAL PRICES, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND CASH FLOWS; DEREGULATION OF THE ELECTRIC UTILITY INDUSTRY OR THE EFFECTS OF ANY ADVERSE CHANGES IN THE DOMESTIC COAL INDUSTRY, ELECTRIC UTILITY INDUSTRY, OR GENERAL ECONOMIC CONDITIONS; DEPENDENCE ON SIGNIFICANT CUSTOMER CONTRACTS, INCLUDING RENEWING CUSTOMER CONTRACTS UPON EXPIRATION OF EXISTING CONTRACTS; CUSTOMER BANKRUPTCIES AND/OR CANCELLATIONS OF, OR BREACHES TO, EXISTING CONTRACTS; CUSTOMER DELAYS OR DEFAULTS IN MAKING PAYMENTS; FLUCTUATIONS IN COAL DEMAND, PRICES AND AVAILABILITY DUE TO LABOR AND TRANSPORTATION COSTS AND DISRUPTIONS, EQUIPMENT AVAILABILITY, GOVERNMENTAL REGULATIONS AND OTHER FACTORS; OUR PRODUCTIVITY LEVELS AND MARGINS THAT WE EARN ON OUR COAL SALES; ANY UNANTICIPATED INCREASES IN LABOR COSTS, ADVERSE CHANGES IN WORK RULES, OR UNEXPECTED CASH PAYMENTS ASSOCIATED WITH POST-MINE RECLAMATION AND WORKERS' COMPENSATION CLAIMS; ANY UNANTICIPATED INCREASES IN TRANSPORTATION COSTS AND RISK OF TRANSPORTATION DELAYS OR INTERRUPTIONS; GREATER THAN EXPECTED ENVIRONMENTAL REGULATIONS, COSTS AND LIABILITIES; A VARIETY OF OPERATIONAL, GEOLOGIC, PERMITTING, LABOR AND WEATHER-RELATED FACTORS; RISKS OF MAJOR MINE-RELATED ACCIDENTS OR INTERRUPTIONS; RESULTS OF LITIGATION; DIFFICULTY MAINTAINING OUR SURETY BONDS FOR MINE RECLAMATION AS WELL AS WORKERS' COMPENSATION AND BLACK LUNG BENEFITS; DIFFICULTY OBTAINING COMMERCIAL PROPERTY INSURANCE; AND RISKS ASSOCIATED WITH OUR 10.0% PARTICIPATION (EXCLUDING ANY APPLICABLE DEDUCTIBLE) IN THE COMMERCIAL PROPERTY PROGRAM.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS CAN BE FOUND IN THE PARTNERSHIP'S PUBLIC PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC"), INCLUDING THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 FILED ON MARCH 15, 2004 WITH THE SEC. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE PARTNERSHIP DOES NOT INTEND TO UPDATE ITS FORWARD-LOOKING STATEMENTS.

                                     - END-